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Exhibit 12.2
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Boros & Farrington
Certified Public Accountants
A Professional Corporation
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                                          1170 Bernardo Plaza Court, Suite 210
                                                      San Diego, CA 92128-2424
                                             (619) 487-8518 Fax (619) 487-6794


April 28, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs:

    We have read NexMed, Inc.--Form 10-SB12G (File No. 0-22245) Item 3. Changes in and Disagreements With Accountants. We concur with the reasons set forth for the change in accountants and verify that we have had no disagreements with NexMed, Inc. regarding accounting principles or practices, financial statements disclosure, or auditing scope or procedure. Our report for the years ended December 31, 1994 and 1995 did not contain an adverse opinion or disclaimer or opinion or qualification as to uncertainty, audit scope, or accounting principle.


SINCERELY,

/s/ John Farrington
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John Farrington
Boros & Farrington, APC